Exhibit 3.46

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is Valor Telecommunications LD, L.P.

•

Second: The address of its registered office in the State of Delaware is Suite 400, 2711 Centerville Rd. in the city of Wilmington, DE. The name of the Registered Agent at such address is Corporation Service Company.

•	Third: The name and mailing address of each general partner is as follows: Valor Telecommunications Enterprises, LLC, 201 E. John Carpenter Freeway, Suite 200, Irving, Texas 75062

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of Valor Telecommunications LD, L.P. as of June 30, 2003.

By:	Valor Telecommunications Enterprises, LLC, its sole General Partner

Name:	/s/ William M. Ojile, Jr.
(type or print name) William M. Ojile, Jr. Authorized Person

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Valor Telecommunications LD, LP.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows: “The name of the limited partnership is Windstream Southwest Long Distance, L.P.”

THIRD: Article Third of the Certificate of Limited Partnership shall be amended as follows: “The name and mailing address of each general partner is as follows: Valor Telecommunications Enterprises, LLC, 4001 Rodney Parham Road, Mail Stop BIF03-70A, Little Rock, Arkansas 72212-2442.”

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 16th day of August, A.D. 2006.

By:	Valor Telecommunications Enterprises, L.L.C.
Its sole General Partner(s)

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President, General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:04 PM 08/23/2006 FILED 06:04 PM 08/23/2006 SRV 060789493 - 3246410 FILE

State of Delaware Secretary of State Division of Corporations Delivered 06:01 PM 09/28/2006 FILED 04:59 PM 09/28/2006 SRV 060897195 - 3246410 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Windstream Southwest Long Distance, L.P.

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows: The address of the registered office in Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent at such address shall be The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 27th day of September, A.D. 2006.

Valor Telecommunications Enterprises, LLC, as General Partner

By:	/s/ John P. Fletcher
Exec. VP, General Counsel and Sec.

Name:	John P. Fletcher